News Release Republic First Bancorp, Inc. July 28, 2016

REPUBLIC FIRST BANCORP, INC. REPORTS SECOND QUARTER RESULTS AND
ANNOUNCES EXPANSION INTO RESIDENTIAL MORTGAGE LENDING THROUGH
ACQUISITION OF OAK MORTGAGE COMPANY

Philadelphia, PA, July 28, 2016 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced today announced its financial results for the period ended June 30, 2016.

	Three Months Ended
($ in millions, except per share data)	6/30/16	6/30/15	% Change

Assets	$1,582.2	$1,272.4	24%
Loans	929.8	822.9	13%
Deposits	1,434.3	1,129.8	27%
Total Revenue	$14.6	$11.6	26%
Net Income	1.0	0.5	92%
Net Income per Share	$0.03	$0.01	200%

Momentum continued in the second quarter of 2016 as the "Power of Red is Back" expansion strategy pushes forward. "I am pleased to report on another great quarter of strong financial results for Republic Bank," said Harry D. Madonna, Chairman and Chief Executive Officer of Republic First Bancorp, Inc.  "Deposits and loans are growing at rates far above our competition and income statement results also continue to improve with net income nearly doubling year over year."

The new stores opened since the beginning of the "Power of Red is Back" expansion campaign are growing deposits at an average rate of $39 million per year. "These results clearly demonstrate the ongoing success we are having with the build out of our store network," added Madonna.

Earlier this week Republic also announced that it will acquire Oak Mortgage Company, LLC, a residential mortgage lending company headquartered in Marlton, NJ. Oak Mortgage was founded in 1997 and has established an outstanding reputation as one of the premier residential mortgage lenders in the Philadelphia region. "I am very excited to welcome the Oak Mortgage Team to the Republic Bank family," said Madonna. "Oak has developed an outstanding business model based upon the same fanatical approach to customer service that we utilize throughout our Store network. We see this acquisition as a perfect fit as we move forward with our growth and expansion strategy."

Highlights for the Period Ended June 30, 2016

•	Net income per share increased by 200% to $0.03 per share in the second quarter of 2016 compared to $0.01 per share in the second quarter of 2015. Net income grew to $1.0 million in the second quarter of 2016 compared to $533 thousand a year ago. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy.

•	New stores were opened in Washington Township, NJ and Wynnewood, PA during the second quarter of 2016 bringing the total store count to eighteen. Another site now under construction in Moorestown, NJ is scheduled to be completed in the third quarter. There are also several additional sites in various stages of development for future store locations.

•	New stores opened since the beginning of the "Power of Red is Back" expansion campaign are currently growing deposits at an average rate of $39 million per year, while the average deposit growth for all stores over the last twelve months was approximately $18 million per store.

•	Total deposits increased by $304 million, or 27%, to $1.4 billion as of June 30, 2016 compared to $1.1 billion as of June 30, 2015.

•	The net interest margin increased to 3.27% for the quarter ended June 30, 2016 compared to 3.25% in the quarter ended June 30, 2015.

•	Total assets increased by $310 million, or 24%, to $1.6 billion as of June 30, 2016 compared to $1.3 billion as of June 30, 2015.

•	Total loans grew $107 million, or 13%, to $930 million as of June 30, 2016 compared to $823 million at June 30, 2015.

•	SBA lending continued to be an important part of the Company's lending strategy. More than $28 million in new SBA loans were originated during the three month period ended June 30, 2016. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 12.62% and Tier I Leverage Ratio was 8.93% at June 30, 2016.

•	Tangible book value per share was $3.13 as of June 30, 2016. This amount excludes approximately $0.35 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Six Months Ended
	06/30/16	06/30/15	% Change	06/30/16	06/30/15	% Change

Total Revenue	$14,628	$11,631	26%	$28,331	$22,675	25%
Provision for Loan Losses	650	-	100%	950	-	100%
Non-interest Expenses	12,967	11,103	17%	25,310	21,621	17%
Net Income	1,023	533	92%	2,108	1,061	99%
Net Income per Share	$0.03	$0.01	200%	$0.05	$0.03	67%

The Company reported net income of $1.0 million, or $0.03 per share, for the three month period ended June 30, 2016, compared to net income of $533 thousand, or $0.01 per share, for the three month period ended June 30, 2015. Net income for the six month period ended June 30, 2016 was $2.1 million, or $0.05 per share, compared to net income of $1.1 million, or $0.03 per share, for the six months ended June 30, 2015.

Total revenue increased by $3.0 million, or 26%, to $14.6 million for the three month period ended June 30, 2016 compared to $11.6 million for the three month period ended June 30, 2015.  This increase was primarily driven by strong growth in interest-earning assets over the last twelve months.

Non-interest income increased to $3.0 million for the three month period ended June 30, 2016 compared to $2.0 million for the three month period ended June 30, 2015.  This increase was primarily due to an increase in gains on the sale of SBA loans, gains on sale of investment securities, and an increase in service fees on deposit accounts.

Non-interest expenses increased by $1.9 million, or 17%, to $13.0 million during the three month period ended June 30, 2016 compared to $11.1 million during the three months ended June 30, 2015. This increase was mainly caused by higher salaries and employee benefits as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	06/30/16	06/30/15	% Change	03/31/16	% Change

Total assets	$1,582,247	$1,272,418	24%	$1,482,673	7%
Total loans (net)	920,993	814,477	13%	890,088	3%
Total deposits	1,434,251	1,129,797	27%	1,337,607	7%
Total core deposits	1,429,729	1,119,809	28%	1,333,085	7%

Total assets increased by $309.8 million, or 24%, as of June 30, 2016 when compared to June 30, 2015.  Deposits grew by $304.5 million to $1.4 billion as of June 30, 2016 compared to $1.1 billion as of June 30, 2015. The number of deposit accounts has grown by 46% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company's successful execution of its aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	06/30/16	06/30/15	% Change	03/31/16	% Change	2nd Qtr 2016 Cost of Funds

Demand noninterest-bearing	$281,496	$241,550	17%	$263,990	7%	0.00%
Demand interest-bearing	472,575	327,342	44%	426,346	11%	0.42%
Money market and savings	574,050	488,873	17%	586,863	(2%)	0.45%
Certificates of deposit	101,608	62,044	64%	55,886	82%	0.91%
Total core deposits	$1,429,729	$1,119,809	28%	$1,333,085	7%	0.38%

Core deposits increased to $1.4 billion at June 30, 2016 compared to $1.1 billion at June 30, 2015 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in all deposit account categories on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	06/30/16	% of Total	06/30/15	% of Total	03/31/16	% of Total

Commercial real estate	$369,784	40%	$371,051	45%	$358,740	40%
Construction and land development	40,462	4%	34,947	4%	45,815	5%
Commercial and industrial	199,149	21%	166,912	20%	181,828	20%
Owner occupied real estate	265,245	29%	202,467	25%	261,215	29%
Consumer and other	52,776	6%	47,097	6%	49,166	6%
Residential mortgage	2,338	0%	401	0%	2,353	0%
Gross loans	$929,754	100%	$822,875	100%	$899,117	100%

Gross loans increased by $106.9 million, or 13%, to $929.8 million at June 30, 2016 compared to $822.9 million at June 30, 2015 as a result of an increase in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the owner occupied real estate and commercial and industrial categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	06/30/16	03/31/16	06/30/15

Non-performing assets / total assets	1.95%	2.11%	2.31%
Quarterly net loan charge-offs / average loans	0.40%	(0.01%)	1.26%
Allowance for loan losses / gross loans	0.94%	1.00%	1.02%
Allowance for loan losses / non-performing loans	47%	45%	52%
Non-performing assets / capital and reserves	24%	25%	24%

The percentage of non-performing assets to total assets decreased to 1.95% at June 30, 2016, compared to 2.31% as of June 30, 2015.  The decrease in non-performing assets to total assets on a linked quarter basis was primarily driven by resolution of non-performing loans and charge-offs recorded in the second quarter of 2016.

Capital

The Company's capital ratios at June 30, 2016 were as follows:

	Actual June 30, 2016	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	8.93%	5.00%
Common Equity Ratio	9.99%	6.50%
Tier 1 Risk Based Capital	11.86%	8.00%
Total Risk Based Capital	12.62%	10.00%
Tangible Common Equity	7.86%	n/a

Total shareholders' equity increased to $118.6 million at June 30, 2016 compared to $113.4 million at June 30, 2015.  Tangible book value per share increased to $3.13 at June 30, 2016 compared to $3.00 per share at June 30, 2015.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its eighteen stores located in Abington, Bala Cynwyd, Plymouth Meeting, Media, Wynnewood and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton, Berlin and Washington Township, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2015 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands, except per share amounts)	2016	2016	2015

ASSETS
Cash and due from banks	$18,561	$18,000	$16,377
Interest-bearing deposits and federal funds sold	93,211	47,198	64,793
Total cash and cash equivalents	111,772	65,198	81,170

Securities - Available for sale	253,289	260,269	176,142
Securities - Held to maturity	199,074	178,628	119,338
Restricted stock	1,367	1,179	1,179
Total investment securities	453,730	440,076	296,659

Loans held for sale	5,487	1,983	3,464

Loans receivable	929,754	899,117	822,875
Allowance for loan losses	(8,761)	(9,029)	(8,398)
Net loans	920,993	890,088	814,477

Premises and equipment	53,617	49,586	40,961
Other real estate owned	11,974	11,393	13,162
Other assets	24,674	24,349	22,525

Total Assets	$1,582,247	$1,482,673	$1,272,418

LIABILITIES
Non-interest bearing deposits	$281,496	$263,990	$241,550
Interest bearing deposits	1,152,755	1,073,617	888,247
Total deposits	1,434,251	1,337,607	1,129,797

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	6,950	5,988	6,706

Total Liabilities	1,463,677	1,366,071	1,158,979

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	384	384	383
Additional paid-in capital	153,476	153,069	152,513
Accumulated deficit	(30,725)	(31,748)	(34,205)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive income (loss)	(657)	(1,195)	(1,344)

Total Shareholders' Equity	118,570	116,602	113,439

Total Liabilities and Shareholders' Equity	$1,582,247	$1,482,673	$1,272,418

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except per share amounts)	2016	2016	2015	2016	2015

INTEREST INCOME
Interest and fees on loans	$10,323	$9,931	$9,270	$20,254	$18,347
Interest and dividends on investment securities	2,799	2,768	1,543	5,567	3,150
Interest on other interest earning assets	87	63	86	150	163
Total interest income	13,209	12,762	10,899	25,971	21,660

INTEREST EXPENSE
Interest on deposits	1,323	1,165	1,012	2,488	2,030
Interest on borrowed funds	289	306	278	595	554
Total interest expense	1,612	1,471	1,290	3,083	2,584

Net interest income	11,597	11,291	9,609	22,888	19,076
Provision for loan losses	650	300	-	950	-

Net interest income after provision for loan losses	10,947	10,991	9,609	21,938	19,076

NON-INTEREST INCOME
Service fees on deposit accounts	654	570	398	1,224	761
Gain on sale of SBA loans	1,749	833	1,222	2,582	1,800
Gain on sale of investment securities	358	296	9	654	9
Other non-interest income	270	713	393	983	1,029
Total non-interest income	3,031	2,412	2,022	5,443	3,599

NON-INTEREST EXPENSE
Salaries and employee benefits	6,551	6,052	5,715	12,603	10,937
Occupancy and equipment	2,243	2,374	1,951	4,617	3,839
Legal and professional fees	519	449	690	968	1,254
Foreclosed real estate	323	585	371	908	748
Regulatory assessments and related fees	373	342	301	715	593
Other operating expenses	2,958	2,541	2,075	5,499	4,250
Total non-interest expense	12,967	12,343	11,103	25,310	21,621

Income before benefit for income taxes	1,011	1,060	528	2,071	1,054

Benefit for income taxes	(12)	(25)	(5)	(37)	(7)

Net income	$1,023	$1,085	$533	$2,108	$1,061

Net Income per Common Share
Basic	$0.03	$0.03	$0.01	$0.06	$0.03
Diluted	$0.03	$0.03	$0.01	$0.05	$0.03

Average Common Shares Outstanding
Basic	37,882	37,837	37,816	37,860	37,816
Diluted	38,422	38,269	38,049	38,344	38,048

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2016			March 31, 2016			June 30, 2015

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$72,517	$87	0.48%	$47,109	$63	0.54%	$125,839	$86	0.27%
Securities	460,161	2,895	2.52%	437,514	2,862	2.62%	265,268	1,617	2.44%
Loans receivable	921,274	10,445	4.56%	887,499	10,046	4.55%	812,155	9,339	4.61%
Total interest-earning assets	1,453,952	13,427	3.71%	1,372,122	12,971	3.80%	1,203,262	11,042	3.68%

Other assets	93,555			87,685			67,724

Total assets	$1,547,507			$1,459,807			$1,270,986

Interest-bearing liabilities:

Demand non interest-bearing	$266,996			$261,810			$229,468
Demand interest-bearing	481,994	503	0.42%	412,558	415	0.40%	333,075	341	0.41%
Money market & savings	574,207	637	0.45%	559,458	609	0.44%	491,644	501	0.41%
Time deposits	77,856	183	0.95%	65,414	141	0.87%	73,497	170	0.93%
Total deposits	1,401,053	1,323	0.38%	1,299,240	1,165	0.36%	1,127,684	1,012	0.36%

Total interest-bearing deposits	1,134,057	1,323	0.47%	1,037,430	1,165	0.45%	898,216	1,012	0.45%

Other borrowings	22,476	289	5.17%	37,428	306	3.29%	22,476	278	4.96%

Total interest-bearing liabilities	1,156,533	1,612	0.56%	1,074,858	1,471	0.55%	920,692	1,290	0.56%
Total deposits and
other borrowings	1,423,529	1,612	0.46%	1,336,668	1,471	0.44%	1,150,160	1,290	0.45%

Non interest-bearing liabilities	6,871			7,478			7,123
Shareholders' equity	117,107			115,661			113,703
Total liabilities and
shareholders' equity	$1,547,507			$1,459,807			$1,270,986

Net interest income		$11,815			$11,500			$9,752
Net interest spread			3.15%			3.25%			3.12%

Net interest margin			3.27%			3.37%			3.25%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2016			June 30, 2015

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$59,813	$150	0.50%	$128,116	$163	0.26%
Securities	448,837	5,757	2.57%	260,034	3,291	2.53%
Loans receivable	904,387	20,491	4.56%	797,846	18,484	4.67%
Total interest-earning assets	1,413,037	26,398	3.76%	1,185,996	21,938	3.73%

Other assets	90,620			64,865

Total assets	$1,503,657			$1,250,861

Interest-bearing liabilities:

Demand non interest-bearing	$264,403			$228,096
Demand interest-bearing	447,276	918	0.41%	314,455	631	0.40%
Money market & savings	566,833	1,246	0.44%	490,717	1,054	0.43%
Time deposits	71,635	324	0.91%	74,486	345	0.93%
Total deposits	1,350,147	2,488	0.37%	1,107,754	2,030	0.37%

Total interest-bearing deposits	1,085,744	2,488	0.46%	879,658	2,030	0.47%

Other borrowings	29,952	595	3.99%	22,496	554	4.97%

Total interest-bearing liabilities	1,115,696	3,083	0.56%	902,154	2,584	0.58%
Total deposits and
other borrowings	1,380,099	3,083	0.45%	1,130,250	2,584	0.46%

Non interest-bearing liabilities	7,211			7,184
Shareholders' equity	116,347			113,427
Total liabilities and
shareholders' equity	$1,503,657			$1,250,861

Net interest income		$23,315			$19,354
Net interest spread			3.20%			3.15%

Net interest margin			3.32%			3.29%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
	June 30,	March 31,	June 30,	Dec 31	June 30,	June 30,
(dollars in thousands)	2015	2016	2015	2015	2016	2015

Balance at beginning of period	$9,029	$8,703	$10,944	$11,536	$8,703	$11,536

Provision charged to operating expense	650	300	-	500	950	-
	9,679	9,003	10,944	12,036	9,653	11,536

Recoveries on loans charged-off:
Commercial	8	72	1	58	80	55
Consumer	-	-	1	34	-	32
Total recoveries	8	72	2	92	80	87

Loans charged-off:
Commercial	(926)	(46)	(2,548)	(3,425)	(972)	(3,225)
Consumer	-	-	-	-	-	-

Total charged-off	(926)	(46)	(2,548)	(3,425)	(972)	(3,225)

Net charge-offs	(918)	26	(2,546)	(3,333)	(892)	(3,138)

Balance at end of period	$8,761	$9,029	$8,398	$8,703	$8,761	$8,398

Net charge-offs as a percentage of
average loans outstanding	0.40%	-0.01%	1.26%	0.41%	0.20%	0.79%

Allowance for loan losses as a percentage
of period-end loans	0.94%	1.00%	1.02%	0.99%	0.94%	1.02%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2016	2016	2015	2015	2015

Non-accrual loans:
Commercial real estate	$18,070	$11,057	$12,080	$13,825	$15,559
Consumer and other	772	762	542	547	418
Total non-accrual loans	18,842	11,819	12,622	14,372	15,977

Loans past due 90 days or more
and still accruing	-	8,037	-	844	256

Total non-performing loans	18,842	19,856	12,622	15,216	16,233

Other real estate owned	11,974	11,393	11,313	13,773	13,162

Total non-performing assets	$30,816	$31,249	$23,935	$28,989	$29,395

Non-performing loans to total loans	2.03%	2.21%	1.44%	1.80%	1.97%

Non-performing assets to total assets	1.95%	2.11%	1.66%	2.10%	2.31%

Non-performing loan coverage	46.50%	45.47%	68.95%	54.70%	51.73%

Allowance for loan losses as a percentage
of total period-end loans	0.94%	1.00%	0.99%	0.98%	1.02%

Non-performing assets / capital plus
allowance for loan losses	24.20%	24.87%	19.61%	23.61%	24.13%